Exhibit 99.1

FOR IMMEDIATE RELEASE

July 16, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports second quarter 2019 EPS of $1.01

GULFPORT, Miss. (July 16, 2019) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2019. Net income for the second quarter of 2019 was $88.3 million, or $1.01 per diluted common share (EPS), compared to $79.2 million, or $.91 EPS, in the first quarter of 2019 and $71.2 million, or $.82 EPS, in the second quarter of 2018. The second quarter of 2019 did not include any nonoperating items. The first quarter of 2019 included a $10.1 million ($.09 per share after-tax impact) provision for loan losses related to the alleged DC Solar fraud, and the second quarter of 2018 included $15.8 million ($.14 per share impact) of nonoperating items related to the brand consolidation project, the Capital One trust and asset management purchase, the restructuring of a portion of our BOLI investments, and other miscellaneous items.

Highlights of the company’s second quarter 2019 results (compared to first quarter 2019):

•	Net income of $88.3 million, or $1.01 per diluted share, up $9.1 million, or $.10 per share
•	Loans increased $63 million from March 31, 2019; reflects $45 million mortgage loan sale during quarter
•	Energy loans declined $55 million to just under 5% of total loans
•	Operating leverage increased approximately $1.4 million linked-quarter; revenue up $9.3 million, operating expense up $7.9 million
•	Criticized commercial loans declined $11 million, or 2% ($6 million energy, $5 million nonenergy)
•	NIM decreased by 1 basis point (bp) to 3.45%
•	TCE ratio up 39 bps to 8.75%
•	Announced MidSouth Bancorp, Inc. (MSL) acquisition on April 30, 2019

“Results for the second quarter were solid despite a more challenging rate environment”, said John M. Hairston, President and CEO. “We continue our focus on improving yield and asset quality, while building capital and working to close our transaction with MidSouth. We recognize the near term environment creates headwinds to achieve previously determined corporate strategic objectives (CSOs); however, we remain focused on achieving those objectives as scheduled. We will continue adopting strategies that we believe are best for clients, associates, and to enhance shareholder value.”

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

Loans

Total loans at June 30, 2019 were $20.2 billion, up approximately $63 million, or less than 1%, linked-quarter. Net loan growth during the quarter continues to be diversified across our regions with all regions reporting growth. Net loan growth for the quarter was lower than prior guidance primarily due to the impact from the sale of mortgage loans, previously anticipated paydowns, and net reductions in both healthcare and energy portfolios.

Average loans totaled $20.2 billion for the second quarter of 2019, up $23 million, or less than 1%, linked-quarter.

At June 30, 2019, loans to the energy industry totaled $1.0 billion, or just under 5.0% of total loans. The energy portfolio was down $55 million linked-quarter, and is comprised of credits to both the exploration and production (E&P) subsector and the support services subsector. We continued our focus on shifting the mix between subsectors to deemphasize the support services subsector. As of June 30, 2019, the energy portfolio was comprised of 53% RBL and midstream credits and 47% support services credits.

Deposits

Total deposits at June 30, 2019 were $23.2 billion, down $144 million, or 1%, from March 31, 2019. Average deposits for the second quarter of 2019 were $23.1 billion, up $23 million, or less than 1%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.1 billion at June 30, 2019, down $44 million, or 1%, from March 31, 2019 and comprised 35% of total period-end deposits at June 30, 2019.

Interest-bearing transaction and savings deposits totaled $8.0 billion at the end of the second quarter of 2019, down $189 million, or 2%, from March 31, 2019. Time deposits of $3.9 billion were up $159 million, or 4%, while interest-bearing public fund deposits decreased $70 million, or 2%, to $3.2 billion. The net increase in time deposits reflects an increase in brokered CDs of $15 million and an increase of $144 million in retail CDs.

Asset Quality

Nonperforming assets (NPAs) totaled $338.6 million at June 30, 2019, down $11.0 million, or 3%, from March 31, 2019. During the second quarter of 2019, total nonperforming loans decreased approximately $11.3 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $0.4 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.68% at June 30, 2019, down 6 bps from March 31, 2019.

The total allowance for loan and lease losses (ALLL) was $195.6 million at June 30, 2019, up $0.9 million, or less than 1%, from March 31, 2019. The allowance for credits in the energy portfolio totaled $31.5 million, or 3.1% of energy loans, at June 30, 2019, unchanged from March 31, 2019. The allowance for credits in the nonenergy portfolio totaled $164.1 million, or 0.86% of nonenergy loans, at June 30, 2019, up $0.9 million from $163.2 million, or 0.86% of nonenergy loans, at March 31, 2019. The ratio of the ALLL to period-end loans was 0.97% at June 30, 2019, unchanged from March 31, 2019.

Net charge-offs were $7.2 million, or 0.14% of average total loans on an annualized basis in the second quarter of 2019, down from $17.9 million, or 0.36% of average total loans in the first quarter of 2019. There

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

were no energy charge-offs in the first half of 2019. During the second quarter of 2019, the company recorded a total provision for loan losses of $8.1 million, down from $18.0 million in the first quarter of 2019 which included $10.1 million related to the alleged DC Solar fraud.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the second quarter of 2019 was $223.6 million, up $0.5 million from the first quarter of 2019. The net interest margin (TE) was 3.45% for the second quarter of 2019, down 1 bp from the first quarter of 2019. The improvement in the net interest income was primarily due to one additional calendar day in the quarter and a recovery on a legacy Whitney CRE credit, offset by higher premium amortization and deposit costs. The slight decrease in the net interest margin was primarily attributable to higher CD renewal rates (2 bps), a change in the funding mix (1 bp) and higher prepayments on the bond portfolio (1 bp), almost fully offset by net interest recoveries (2 bps) and a favorable change in the earning asset mix (1 bp).

Average earning assets were $26.0 billion for the second quarter of 2019, down $27.6 million, or less than 1%, from the first quarter of 2019.

Noninterest Income

Noninterest income totaled $79.3 million for the second quarter of 2019, up $8.7 million, or 12%, from the first quarter of 2019.

Service charges on deposits totaled $20.7 million for the second quarter of 2019, up $0.4 million, or 2%, from the first quarter of 2019. Bank card and ATM fees totaled $16.6 million, up $1.3 million, or 9%, from the first quarter of 2019. The increase from the first quarter is primarily due to an additional calendar day in the quarter and increased card usage.

Trust fees totaled $15.9 million, up $0.8 million, or 5%, linked-quarter. The net increase from the first quarter is mainly related to one additional calendar day in the quarter and seasonal tax preparation fees.

Investment and annuity income and insurance fees totaled $6.6 million, up $0.1 million, or 1%, linked-quarter. Fees from secondary mortgage operations totaled $4.4 million for the second quarter of 2019, up $0.7 million, or 19%, linked-quarter. The increase is primarily due to higher activity in the second quarter of 2019. Other noninterest income totaled $15.0 million, up $5.5 million, or 58%, from the first quarter of 2019. The increase in other noninterest income includes an increase of $0.8 million from BOLI income, $2.8 million from derivative income, and $1.2 million from small business investment company (SBIC) income.

Noninterest Expense & Taxes

Noninterest expense for the second quarter of 2019 totaled $183.6 million, up $7.9 million, or 4%, from the first quarter of 2019.

Total personnel expense was $106.6 million in the second quarter of 2019, up $2.9 million, or 3%, from the first quarter of 2019. This increase is mainly related to an additional workday in the quarter and the full quarter impact of annual merit increases.

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

Occupancy and equipment expense totaled $17.3 million in the second quarter of 2019, up $0.6 million, or 4%, from the first quarter of 2019. The increase is mostly related to property insurance in the second quarter.

Amortization of intangibles totaled $5.0 million for the second quarter of 2019, down $0.1 million, or 2%, linked-quarter.

Net ORE expense totaled $0.4 million in the second quarter of 2019, compared to ORE gains exceeding expenses by $1.0 million in the first quarter of 2019.

Other operating expense totaled $54.2 million in the second quarter of 2019, up $3.0 million, or 6%, from the first quarter of 2019. The increase includes $1.1 million in professional services related to our technology investments and $2.0 million of expenses related to the trust and asset management acquisition, MSL, and the relocation of the New Orleans regional headquarters and other miscellaneous expenses.

The effective income tax rate for the second quarter of 2019 was 18%. Management expects the tax rate in the third quarter of 2019 to approximate 17-19%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at June 30, 2019 totaled $3.3 billion, up $128 million, or 4%, from March 31, 2019. The tangible common equity (TCE) ratio was 8.75%, up 39 bps from March 31, 2019. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Wednesday, July 17, 2019 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 24, 2019 by dialing (855) 859-2056 or (404) 537-3406, passcode 1078739.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement About Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the adequacy of our enterprise risk management framework, the impact of the transaction with Capital One or future business combinations on our performance and financial condition, including our ability to successfully integrate the business, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the LIBOR benchmark, the consummation of our acquisition of MidSouth Bancorp, Inc. and its wholly-owned banking subsidiary MidSouth Bank, N.A. (collectively, “MidSouth”) and the  integration of MidSouth with Hancock Whitney, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,”

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

“initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties, including among others:  the possibility that expected benefits of the proposed MidSouth transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, Hancock Whitney’s and MidSouth’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transaction; that required regulatory, shareholder or other approvals for the merger or related transactions are not obtained or the conditions to the parties’ obligations to complete the merger are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks relating to the parties and the proposed transaction, will be more fully discussed in the Proxy Statement/Prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Registration Statement will be, considered representative, no such lists should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

Important Additional Information and Where to Find It

This communication contains information regarding the proposed merger transaction between Hancock Whitney and MidSouth. In connection with the proposed merger, Hancock Whitney will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of MidSouth and a Prospectus of Hancock Whitney, as well as other relevant documents regarding the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to MidSouth shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. MidSouth shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus when it becomes available, along with any other documents filed by Hancock Whitney and MidSouth with the SEC, and any amendments or supplements to these documents, because they will contain important information regarding the merger and the parties to the merger. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hancock Whitney and MidSouth, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Hancock Whitney at www.hancockwhitney.com under the heading “SEC Filings” or from MidSouth at

Hancock Whitney reports second quarter 2019 financial results

July 16, 2019

www.midsouthbank.com under the heading “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Hancock Whitney Corporation, Hancock Whitney Plaza, 2510 14th Street, Gulfport, Mississippi 39501, Attention:  Investor Relations, by calling 504.299.5208, or by sending an e-mail to trisha.carlson@hancockwhitney.com, or by directing a request to MidSouth Bancorp, Inc., 102 Versailles Boulevard, Lafayette, Louisiana 70501, Attention:  Investor Relations, by calling 337.593.3143, or by sending an e-mail to lorraine.miller@midsouthbank.com.

Participants in the Solicitation

Hancock Whitney, MidSouth, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Hancock Whitney’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 12, 2019. Information regarding MidSouth’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described above under “Important Additional Information and Where to Find It.”

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
NET INCOME
Net interest income	$219,868	$219,254	$211,547	$439,122	$417,211
Net interest income (TE) (a)	223,586	223,078	215,628	446,664	425,255
Provision for loan losses	8,088	18,043	8,891	26,131	21,144
Noninterest income	79,250	70,503	68,832	149,753	135,084
Noninterest expense	183,567	175,700	184,402	359,267	355,193
Income tax expense	19,186	16,850	15,909	36,036	32,306
Net income	$88,277	$79,164	$71,177	$167,441	$143,652
Earnings excluding nonoperating items
Net income	$88,277	$79,164	$71,177	$167,441	$143,652
Nonoperating items, net of income tax benefit	—	7,966	12,486	7,966	18,268
Operating earnings	$88,277	$87,130	$83,663	$175,407	$161,920
PERIOD-END BALANCE SHEET DATA
Loans	$20,175,812	$20,112,838	$19,370,917	$20,175,812	$19,370,917
Securities	5,725,735	5,577,522	6,113,873	5,725,735	6,113,873
Earning assets	26,088,759	25,881,559	25,625,047	26,088,759	25,625,047
Total assets	28,761,863	28,490,231	27,925,447	28,761,863	27,925,447
Noninterest-bearing deposits	8,114,632	8,158,658	8,165,796	8,114,632	8,165,796
Total deposits	23,236,042	23,380,294	22,235,338	23,236,042	22,235,338
Common stockholders' equity	3,318,915	3,190,575	2,929,555	3,318,915	2,929,555
AVERAGE BALANCE SHEET DATA
Loans	$20,150,104	$20,126,948	$19,193,234	$20,138,590	$19,111,318
Securities (b)	5,586,390	5,656,689	6,032,058	5,621,345	5,965,046
Earning assets	25,992,894	26,020,447	25,391,025	26,006,595	25,249,441
Total assets	28,537,810	28,451,548	27,485,052	28,494,917	27,361,750
Noninterest-bearing deposits	8,099,621	8,227,698	8,149,521	8,163,306	8,050,870
Total deposits	23,137,563	23,114,139	22,101,474	23,125,916	22,072,608
Common stockholders' equity	3,230,503	3,118,051	2,908,997	3,174,588	2,891,005
COMMON SHARE DATA
Earnings per share - diluted	$1.01	$0.91	$0.82	$1.92	$1.65
Cash dividends per share	0.27	0.27	0.24	0.54	0.48
Book value per share (period-end)	38.70	37.23	34.33	38.70	34.33
Tangible book value per share (period-end)	28.46	26.92	24.66	28.46	24.66
Weighted average number of shares - diluted	85,835	85,800	85,483	85,810	85,451
Period-end number of shares	85,759	85,710	85,335	85,759	85,335
Market data
High sales price	$44.74	$44.34	$53.60	$44.74	$56.40
Low sales price	37.03	34.11	45.76	34.11	45.76
Period-end closing price	40.06	40.40	46.65	40.06	46.65
Trading volume	27,874	28,124	35,705	55,998	71,075
PERFORMANCE RATIOS
Return on average assets	1.24%	1.13%	1.04%	1.18%	1.06%
Return on average common equity	10.96%	10.30%	9.81%	10.64%	10.02%
Return on average tangible common equity	15.07%	14.38%	13.72%	14.73%	14.06%
Tangible common equity ratio (c)	8.75%	8.36%	7.76%	8.75%	7.76%
Net interest margin (TE)	3.45%	3.46%	3.40%	3.45%	3.39%
Average loan/deposit ratio	87.09%	87.08%	86.84%	87.08%	86.58%
Allowance for loan losses as a percentage of period-end loans	0.97%	0.97%	1.11%	0.97%	1.11%
Annualized net charge-offs to average loans	0.14%	0.36%	0.11%	0.25%	0.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	61.60%	56.81%	53.35%	61.60%	53.35%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.01	$1.00	$0.96	$2.01	$1.86
Return on average assets - operating	1.24%	1.24%	1.22%	1.24%	1.19%
Return on average common equity - operating	10.96%	11.33%	11.54%	11.14%	11.29%
Return on average tangible common equity - operating	15.07%	15.83%	16.12%	15.44%	15.85%
Efficiency ratio (e)	58.95%	58.10%	57.40%	58.53%	57.45%
Noninterest income as a percent of total revenue (TE) - operating	26.17%	24.01%	24.20%	25.11%	24.26%
FTE headcount	3,930	3,885	3,780	3,930	3,780

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities..
(c)	The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d)	Refer to Appendix A for a reconciliation of this non-GAAP measure.
(e)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
NET INCOME
Net interest income	$219,868	$219,254	$217,433	$214,194	$211,547
Net interest income (TE) (a)	223,586	223,078	221,471	218,289	215,628
Provision for loan losses	8,088	18,043	8,100	6,872	8,891
Noninterest income	79,250	70,503	74,538	75,518	68,832
Noninterest expense	183,567	175,700	179,366	181,187	184,402
Income tax expense	19,186	16,850	8,265	17,775	15,909
Net income	$88,277	$79,164	$96,240	$83,878	$71,177
Earnings excluding nonoperating items
Net income	$88,277	$79,164	$96,240	$83,878	$71,177
Nonoperating items, net of income tax benefit	—	7,966	1,465	3,813	12,486
Operating earnings	$88,277	$87,130	$97,705	$87,691	$83,663
PERIOD-END BALANCE SHEET DATA
Loans	$20,175,812	$20,112,838	$20,026,411	$19,543,717	$19,370,917
Securities	5,725,735	5,577,522	5,670,584	5,987,447	6,113,873
Earning assets	26,088,759	25,881,559	25,836,239	25,668,281	25,625,047
Total assets	28,761,863	28,490,231	28,235,907	28,098,175	27,925,447
Noninterest-bearing deposits	8,114,632	8,158,658	8,499,027	8,140,530	8,165,796
Total deposits	23,236,042	23,380,294	23,150,185	22,417,807	22,235,338
Common stockholders' equity	3,318,915	3,190,575	3,081,340	2,978,878	2,929,555
AVERAGE BALANCE SHEET DATA
Loans	$20,150,104	$20,126,948	$19,817,729	$19,464,639	$19,193,234
Securities (b)	5,586,390	5,656,689	5,965,461	6,186,410	6,032,058
Earning assets	25,992,894	26,020,447	26,011,183	25,832,372	25,391,025
Total assets	28,537,810	28,451,548	28,259,963	28,026,923	27,485,052
Noninterest-bearing deposits	8,099,621	8,227,698	8,260,487	8,017,353	8,149,521
Total deposits	23,137,563	23,114,139	22,498,145	22,021,559	22,101,474
Common stockholders' equity	3,230,503	3,118,051	2,993,265	2,952,431	2,908,997
COMMON SHARE DATA
Earnings per share - diluted	$1.01	$0.91	$1.10	$0.96	$0.82
Cash dividends per share	0.27	0.27	0.27	0.27	0.24
Book value per share (period-end)	38.70	37.23	35.98	34.90	34.33
Tangible book value per share (period-end)	28.46	26.92	25.62	24.44	24.66
Weighted average number of shares - diluted	85,835	85,800	85,677	85,539	85,483
Period-end number of shares	85,759	85,710	85,643	85,364	85,335
Market data
High sales price	$44.74	$44.34	$49.22	$53.00	$55.00
Low sales price	37.03	34.11	32.59	46.05	45.76
Period-end closing price	40.06	40.40	34.77	47.55	46.65
Trading volume	27,874	28,124	33,269	28,332	35,705
PERFORMANCE RATIOS
Return on average assets	1.24%	1.13%	1.35%	1.19%	1.04%
Return on average common equity	10.96%	10.30%	12.76%	11.27%	9.81%
Return on average tangible common equity	15.07%	14.38%	18.15%	16.11%	13.72%
Tangible common equity ratio (c)	8.75%	8.36%	8.02%	7.67%	7.76%
Net interest margin (TE)	3.45%	3.46%	3.39%	3.36%	3.40%
Average loan/deposit ratio	87.09%	87.08%	88.09%	88.39%	86.84%
Allowance for loan losses as a percent of period-end loans	0.97%	0.97%	0.97%	1.10%	1.11%
Annualized net charge-offs to average loans	0.14%	0.36%	0.56%	0.14%	0.11%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	61.60%	56.81%	58.60%	55.25%	53.35%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.01	$1.00	$1.12	$1.01	$0.96
Return on average assets - operating	1.24%	1.24%	1.37%	1.24%	1.22%
Return on average common equity - operating	10.96%	11.33%	12.95%	11.78%	11.54%
Return on average tangible common equity - operating	15.07%	15.83%	18.43%	16.84%	16.12%
Efficiency ratio (e)	58.95%	58.10%	58.03%	58.11%	57.40%
Noninterest income as a percent of total revenue (TE) - operating	26.17%	24.01%	25.03%	25.70%	24.20%
FTE headcount	3,930	3,885	3,933	3,858	3,780

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities..
(c)	The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d)	Refer to Appendix A for a reconciliation of this non-GAAP measure.
(e)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
NET INCOME
Interest income	$280,378	$276,283	$252,304	$556,661	$493,699
Interest income (TE) (f)	284,096	280,107	256,385	564,203	501,743
Interest expense	60,510	57,029	40,757	117,539	76,488
Net interest income (TE)	223,586	223,078	215,628	446,664	425,255
Provision for loan losses	8,088	18,043	8,891	26,131	21,144
Noninterest income	79,250	70,503	68,832	149,753	135,084
Noninterest expense	183,567	175,700	184,402	359,267	355,193
Income before income taxes	107,463	96,014	87,086	203,477	175,958
Income tax expense	19,186	16,850	15,909	36,036	32,306
Net income	$88,277	$79,164	$71,177	$167,441	$143,652
Earnings excluding nonoperating items
Net income	$88,277	$79,164	$71,177	$167,441	$143,652
Provision for loan losses for alleged fraud (g)	—	10,084	—	10,084	—
Nonoperating noninterest income	—	—	—	—	1,145
Nonoperating noninterest expense	—	—	15,805	—	21,658
Income tax benefit	—	(2,118)	(3,319)	(2,118)	(4,535)
Nonoperating items, net of income tax benefit	—	7,966	12,486	7,966	18,268
Operating earnings	$88,277	$87,130	$83,663	$175,407	$161,920
PROVISION FOR LOAN LOSSES
Provision for loan losses excluding alleged fraud	$8,088	$7,959	$8,891	$16,047	$21,144
Provision for loan losses for alleged fraud (g)	—	10,084	—	10,084	—
Total provision for loan losses	$8,088	$18,043	$8,891	$26,131	$21,144
NONINTEREST INCOME
Service charges on deposit accounts	$20,723	$20,367	$20,981	$41,090	$42,429
Trust fees	15,904	15,124	11,653	31,028	22,988
Bank card and ATM fees	16,619	15,290	15,464	31,909	29,922
Insurance and investment commissions, and annuity fees	6,591	6,528	6,264	13,119	12,389
Secondary mortgage market operations	4,433	3,726	3,965	8,159	7,366
Other income	14,980	9,468	10,505	24,448	21,135
Total operating noninterest income	79,250	70,503	68,832	149,753	136,229
Nonoperating income	—	—	—	—	(1,145)
Total noninterest income	$79,250	$70,503	$68,832	$149,753	$135,084
NONINTEREST EXPENSE
Personnel expense	$106,635	$103,698	$96,835	$210,333	$193,201
Net occupancy and equipment expense	17,303	16,663	15,340	33,966	29,776
Other real estate (income) expense, net	395	(991)	(289)	(596)	(79)
Other operating expense	54,187	51,192	51,389	105,379	99,697
Amortization of intangibles	5,047	5,138	5,322	10,185	10,940
Total operating expense	183,567	175,700	168,597	359,267	333,535
Nonoperating expense	—	—	15,805	—	21,658
Total noninterest expense	$183,567	$175,700	$184,402	$359,267	$355,193
COMMON SHARE DATA
Earnings per share:
Basic	$1.01	$0.91	$0.82	$1.92	$1.65
Diluted	1.01	0.91	0.82	1.92	1.65
Operating earnings per share:
Diluted (h)	$1.01	$1.00	$0.96	$2.01	$1.86

(f)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(g)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar. Refer to Note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

(h)	Refer to Appendix A for a reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
NET INCOME
Interest income	$280,378	$276,283	$271,357	$263,212	$252,304
Interest income (TE) (f)	284,096	280,107	275,395	267,307	256,385
Interest expense	60,510	57,029	53,924	49,018	40,757
Net interest income (TE)	223,586	223,078	221,471	218,289	215,628
Provision for loan losses	8,088	18,043	8,100	6,872	8,891
Noninterest income	79,250	70,503	74,538	75,518	68,832
Noninterest expense	183,567	175,700	179,366	181,187	184,402
Income before income taxes	107,463	96,014	104,505	101,653	87,086
Income tax expense	19,186	16,850	8,265	17,775	15,909
Net income	$88,277	$79,164	$96,240	$83,878	$71,177
Earnings excluding nonoperating items
Net income	$88,277	$79,164	$96,240	$83,878	$71,177
Provision for loan losses for alleged fraud (g)	—	10,084	—	—	—
Nonoperating noninterest income	—	—	(604)	—	—
Nonoperating noninterest expense	—	—	2,458	4,827	15,805
Income tax benefit	—	(2,118)	(389)	(1,014)	(3,319)
Nonoperating items, net of income tax benefit	—	7,966	1,465	3,813	12,486
Operating earnings	$88,277	$87,130	$97,705	$87,691	$83,663
PROVISION FOR LOAN LOSSES
Provision for loan losses excluding alleged fraud	$8,088	$7,959	$8,100	$6,872	$8,891
Provision for loan losses for alleged fraud (g)	—	10,084	—	—	—
Total provision for loan losses	$8,088	$18,043	$8,100	$6,872	$8,891
NONINTEREST INCOME
Service charges on deposit accounts	$20,723	$20,367	$21,466	$21,377	$20,981
Trust fees	15,904	15,124	15,762	16,738	11,653
Bank card and ATM fees	16,619	15,290	15,656	14,862	15,464
Investment and insurance commissions, and annuity fees	6,591	6,528	6,307	6,652	6,264
Secondary mortgage market operations	4,433	3,726	3,933	4,333	3,965
Other income	14,980	9,468	10,810	11,556	10,505
Total operating noninterest income	79,250	70,503	73,934	75,518	68,832
Nonoperating income	—	—	604	—	—
Total noninterest income	$79,250	$70,503	$74,538	$75,518	$68,832
NONINTEREST EXPENSE
Personnel expense	$106,635	$103,698	$104,908	$101,173	$96,835
Net occupancy and equipment expense	17,303	16,663	15,980	15,452	15,340
Other real estate (income) expense	395	(991)	(2,924)	15	(289)
Other operating expense	54,187	51,192	53,472	54,082	51,389
Amortization of intangibles	5,047	5,138	5,472	5,638	5,322
Total operating expense	183,567	175,700	176,908	176,360	168,597
Nonoperating expense	—	—	2,458	4,827	15,805
Total noninterest expense	$183,567	$175,700	$179,366	$181,187	$184,402
COMMON SHARE DATA
Earnings per share:
Basic	$1.01	$0.91	$1.11	$0.96	$0.82
Diluted	1.01	0.91	1.10	0.96	0.82
Operating earnings per share:
Diluted (h)	$1.01	$1.00	$1.12	$1.01	$0.96

(f)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(g)

Provision for loan loss recorded in response to the circumstances surrounding the bankruptcy filing and alleged fraudulent activities of one borrower, DC Solar. Refer to Note 21 of our Annual Report on Form 10-K dated December 31, 2018 for additional information.

(h)	Refer to Appendix A for a reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
ASSETS
Commercial non-real estate loans	$8,559,118	$8,656,326	$8,620,601	$8,438,884	$8,410,961
Commercial real estate - owner occupied	2,519,970	2,515,428	2,457,748	2,300,271	2,233,794
Total commercial and industrial loans	11,079,088	11,171,754	11,078,349	10,739,155	10,644,755
Commercial real estate - income producing	2,895,468	2,563,394	2,341,779	2,311,699	2,342,192
Construction and land development loans	1,144,062	1,340,067	1,548,335	1,523,419	1,515,233
Residential mortgage loans	2,968,271	2,933,251	2,910,081	2,846,916	2,780,359
Consumer loans	2,088,923	2,104,372	2,147,867	2,122,528	2,088,378
Total loans	20,175,812	20,112,838	20,026,411	19,543,717	19,370,917
Loans held for sale	36,150	27,437	28,150	29,043	36,047
Securities	5,725,735	5,577,522	5,670,584	5,987,447	6,113,873
Short-term investments	151,062	163,762	111,094	108,074	104,210
Earning assets	26,088,759	25,881,559	25,836,239	25,668,281	25,625,047
Allowance for loan losses	(195,625)	(194,688)	(194,514)	(214,550)	(214,530)
Goodwill and other intangible assets	878,051	883,097	887,123	892,595	825,223
Other assets	1,990,678	1,920,263	1,707,059	1,751,849	1,689,707
Total assets	$28,761,863	$28,490,231	$28,235,907	$28,098,175	$27,925,447
LIABILITIES
Noninterest-bearing deposits	$8,114,632	$8,158,658	$8,499,027	$8,140,530	$8,165,796
Interest-bearing transaction and savings deposits	8,034,801	8,224,203	8,000,093	7,972,417	7,711,542
Interest-bearing public fund deposits	3,159,790	3,229,589	3,006,516	2,613,858	2,854,839
Time deposits	3,926,819	3,767,844	3,644,549	3,691,002	3,503,161
Total interest-bearing deposits	15,121,410	15,221,636	14,651,158	14,277,277	14,069,542
Total deposits	23,236,042	23,380,294	23,150,185	22,417,807	22,235,338
Short-term borrowings	1,641,598	1,388,735	1,589,128	2,276,647	2,314,190
Long-term debt	232,754	224,962	224,993	215,912	266,009
Other liabilities	332,554	305,665	190,261	208,931	180,355
Total liabilities	25,442,948	25,299,656	25,154,567	25,119,297	24,995,892
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,030,208	2,023,864	2,018,457	2,028,160	2,022,258
Retained earnings	1,363,910	1,299,220	1,243,592	1,170,897	1,110,506
Accumulated other comprehensive income	(75,203)	(132,509)	(180,709)	(220,179)	(203,209)
Total common stockholders' equity	3,318,915	3,190,575	3,081,340	2,978,878	2,929,555
Total liabilities & stockholders' equity	$28,761,863	$28,490,231	$28,235,907	$28,098,175	$27,925,447
CAPITAL RATIOS
Tangible common equity	$2,440,864	$2,307,478	$2,194,217	$2,086,283	$2,104,332
Tier 1 capital (i)	2,533,273	2,457,191	2,391,762	2,323,845	2,324,691
Common equity as a percentage of total assets	11.54%	11.21%	10.91%	10.60%	10.49%
Tangible common equity ratio	8.75%	8.36%	8.02%	7.67%	7.76%
Leverage (Tier 1) ratio (i)	9.10%	8.85%	8.67%	8.50%	8.66%
Tier 1 risk-based capital ratio (i)	10.99%	10.74%	10.48%	10.36%	10.48%
Total risk-based capital ratio (i)	12.49%	12.24%	11.99%	11.98%	12.12%

(i)	Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
ASSETS
Commercial non-real estate loans	$8,573,274	$8,659,559	$8,350,436	$8,616,178	$8,320,860
Commercial real estate - owner occupied	2,515,580	2,509,152	2,207,871	2,512,061	2,184,349
Total commercial and industrial loans	11,088,854	11,168,711	10,558,307	11,128,239	10,505,209
Commercial real estate - income producing	2,719,554	2,469,710	2,354,508	2,595,645	2,369,141
Construction and land development loans	1,273,503	1,423,714	1,468,126	1,348,194	1,428,738
Residential mortgage loans	2,969,746	2,942,396	2,754,292	2,956,146	2,736,451
Consumer loans	2,098,447	2,122,417	2,058,001	2,110,366	2,071,779
Total loans	20,150,104	20,126,948	19,193,234	20,138,590	19,111,318
Loans held for sale	27,873	20,618	22,575	24,266	27,358
Securities (j)	5,586,390	5,656,689	6,032,058	5,621,345	5,965,046
Short-term investments	228,527	216,192	143,158	222,394	145,719
Earning assets	25,992,894	26,020,447	25,391,025	26,006,595	25,249,441
Allowance for loan losses	(195,238)	(196,384)	(212,766)	(195,808)	(214,770)
Goodwill and other intangible assets	880,497	885,381	827,760	882,926	830,499
Other assets	1,859,657	1,742,104	1,479,033	1,801,204	1,496,580
Total assets	$28,537,810	$28,451,548	$27,485,052	$28,494,917	$27,361,750
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$8,099,621	$8,227,698	$8,149,521	$8,163,306	$8,050,870
Interest-bearing transaction and savings deposits	8,026,012	8,082,584	7,860,019	8,054,141	7,951,092
Interest-bearing public fund deposits	3,194,113	3,060,565	2,970,117	3,127,708	3,019,821
Time deposits	3,817,817	3,743,292	3,121,817	3,780,761	3,050,825
Total interest-bearing deposits	15,037,942	14,886,441	13,951,953	14,962,610	14,021,738
Total deposits	23,137,563	23,114,139	22,101,474	23,125,916	22,072,608
Short-term borrowings	1,617,776	1,684,904	1,989,416	1,651,155	1,906,684
Long-term debt	232,277	224,966	299,695	228,642	302,391
Other liabilities	319,691	309,488	185,470	314,616	189,062
Common stockholders' equity	3,230,503	3,118,051	2,908,997	3,174,588	2,891,005
Total liabilities & stockholders' equity	$28,537,810	$28,451,548	$27,485,052	$28,494,917	$27,361,750

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	6/30/2019			3/31/2019			6/30/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$15,081.9	$185.3	4.93%	$15,062.1	$180.5	4.86%	$14,380.9	$162.3	4.53%
Residential mortgage loans	2,969.7	30.1	4.06%	2,942.4	31.1	4.23%	2,754.3	28.1	4.08%
Consumer loans	2,098.5	30.3	5.79%	2,122.4	29.9	5.72%	2,058.0	27.2	5.30%
Loan fees & late charges	—	(0.1)	0.00%	—	(0.9)	0.00%	—	0.2	0.00%
Total loans (TE) (l) (m)	20,150.1	245.6	4.89%	20,126.9	240.6	4.84%	19,193.2	217.8	4.55%
Loans held for sale	27.9	0.3	4.96%	20.6	0.3	4.92%	22.6	0.3	5.22%
US Treasury and government agency securities	126.0	0.7	2.30%	123.8	0.7	2.25%	145.6	0.8	2.22%
CMOs and mortgage backed securities	4,550.1	29.0	2.55%	4,599.4	29.9	2.60%	4,932.0	29.3	2.38%
Municipals (TE)	906.8	7.1	3.12%	930.0	7.4	3.17%	951.0	7.6	3.18%
Other securities	3.5	0.0	3.30%	3.5	0.0	3.09%	3.5	0.0	2.84%
Total securities (TE) (n)	5,586.4	36.8	2.64%	5,656.7	38.0	2.69%	6,032.1	37.7	2.50%
Total short-term investments	228.5	1.4	2.36%	216.2	1.2	2.18%	143.1	0.6	1.61%
Average earning assets yield (TE)	$25,992.9	$284.1	4.38%	$26,020.4	$280.1	4.35%	$25,391.0	$256.4	4.05%
INTEREST-BEARING LIABILITIES									-
Interest-bearing transaction and savings deposits	$8,026.0	$15.3	0.76%	$8,082.6	$14.7	0.74%	$7,860.0	$9.3	0.47%
Time deposits	3,817.8	19.4	2.03%	3,743.3	18.0	1.95%	3,121.8	11.5	1.48%
Public funds	3,194.1	15.2	1.91%	3,060.5	13.4	1.78%	2,970.1	9.1	1.22%
Total interest-bearing deposits	15,037.9	49.9	1.33%	14,886.4	46.1	1.26%	13,951.9	29.9	0.86%
Short-term borrowings	1,617.8	7.8	1.94%	1,684.9	8.1	1.92%	1,989.4	7.4	1.49%
Long-term debt	232.3	2.8	4.86%	225.0	2.8	4.99%	299.7	3.5	4.63%
Total borrowings	1,850.1	10.6	2.31%	1,909.9	10.9	2.30%	2,289.1	10.9	1.91%
Total interest-bearing liabilities cost	16,888.0	60.5	1.44%	16,796.3	57.0	1.38%	16,241.0	40.8	1.01%
Net interest-free funding sources	9,104.9			9,224.1			9,150.0		-
Total cost of funds	25,992.9	60.5	0.93%	26,020.4	57.0	0.89%	25,391.0	40.8	0.64%
Net Interest Spread (TE)		$223.6	2.94%		$223.1	2.97%		$215.6	3.04%
Net Interest Margin (TE)	$25,992.9	$223.6	3.45%	$26,020.4	$223.1	3.46%	$25,391.0	$215.6	3.40%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(l) Includes nonaccrual loans.
(m) Included in interest income is net purchase accounting accretion of $4.8 million, $5.0 million and $6.2 million for the three months ended
June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
(n) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2019			6/30/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$15,072.1	365.8	4.89%	$14,303.1	$313.3	4.41%
Residential mortgage loans	2,956.1	61.2	4.14%	2,736.4	56.0	4.09%
Consumer loans	2,110.4	60.2	5.75%	2,071.8	56.2	5.47%
Loan fees & late charges	—	(1.0)	0.00%	—	0.6	0.00%
Total loans (TE) (l) (m)	20,138.6	486.2	4.86%	19,111.3	426.1	4.49%
Loans held for sale	24.3	0.6	4.96%	27.4	0.5	3.77%
US Treasury and government agency securities	124.9	1.4	2.28%	147.0	1.6	2.22%
CMOs and mortgage backed securities	4,574.6	58.9	2.58%	4,859.0	57.2	2.35%
Municipals (TE)	918.3	14.5	3.14%	955.5	15.2	3.18%
Other securities	3.5	0.1	3.19%	3.5	0.0	2.45%
Total securities (TE) (n)	5,621.3	74.9	2.66%	5,965.0	74.0	2.48%
Total short-term investments	222.4	2.5	2.28%	145.7	1.1	1.47%
Average earning assets yield (TE) (n)	$26,006.6	$564.2	4.36%	$25,249.4	$501.7	4.00%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	8,054.1	30.0	0.75%	$7,951.1	18.4	0.47%
Time deposits	3,780.8	37.4	1.99%	3,050.8	21.2	1.40%
Public funds	3,127.7	28.6	1.85%	3,019.8	17.2	1.15%
Total interest-bearing deposits	14,962.6	96.0	1.29%	14,021.7	56.8	0.82%
Short-term borrowings	1,651.2	15.9	1.93%	1,906.7	12.8	1.35%
Long-term debt	228.6	5.6	4.92%	302.4	6.9	4.56%
Total borrowings	1,879.8	21.5	2.31%	2,209.1	19.7	1.79%
Total interest-bearing liabilities cost	16,842.4	117.5	1.41%	16,230.8	76.5	0.95%
Net interest-free funding sources	9,164.2			9,018.6
Total cost of funds	26,006.6	117.5	0.91%	25,249.4	76.5	0.61%
Net Interest Spread (TE)		$446.7	2.96%		$425.2	3.05%
Net Interest Margin (TE)	$26,006.6	$446.7	3.45%	$25,249.4	$425.2	3.39%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(l) Includes nonaccrual loans.
(m) Included in interest income is net purchase accounting accretion of $9.8 million and $12.9 million for the six months ended June 30, 2019 and 2018, respectively.
(n) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Nonaccrual loans (o)	$209,831	$204,831	$241,681	$209,831	$241,681
Restructured loans - still accruing	101,250	117,578	152,507	101,250	152,507
Total nonperforming loans	311,081	322,409	394,188	311,081	394,188
ORE and foreclosed assets	27,520	27,148	22,342	27,520	22,342
Total nonperforming assets	$338,601	$349,557	$416,530	$338,601	$416,530
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.68%	1.74%	2.15%	1.68%	2.15%
Accruing loans 90 days past due (p)	$6,493	$20,308	$7,941	$6,493	$7,941
Accruing loans 90 days past due as a percent of loans	0.03%	0.10%	0.04%	0.03%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.71%	1.84%	2.19%	1.71%	2.19%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$194,688	$194,514	$210,713	$194,514	$217,308
Provision for loan losses	8,088	18,043	8,891	26,131	21,144
Decrease in allowance as a result of sale of subsidiary	—	—	—	—	(6,648)
Charge-offs	(9,349)	(20,991)	(15,499)	(30,340)	(33,935)
Recoveries	2,198	3,122	10,425	5,320	16,661
Net charge-offs	(7,151)	(17,869)	(5,074)	(25,020)	(17,274)
Ending Balance	$195,625	$194,688	$214,530	$195,625	$214,530
Allowance for loan losses as a percent of period-end loans	0.97%	0.97%	1.11%	0.97%	1.11%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	61.60%	56.81%	53.35%	61.60%	53.35%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$4,286	$14,398	$1,749	$18,684	$7,619
Residential mortgage loans	(71)	244	(290)	173	(214)
Consumer loans	2,936	3,227	3,615	6,163	9,869
Total net charge-offs	$7,151	$17,869	$5,074	$25,020	$17,274
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.11%	0.39%	0.05%	0.25%	0.11%
Residential mortgage loans	(0.01)%	0.03%	(0.04)%	0.01%	(0.02)%
Consumer loans	0.56%	0.62%	(0.70)%	0.59%	0.96%
Total net charge-offs as a percentage of average loans	0.14%	0.36%	0.11%	0.25%	0.18%

(o)   Included in nonaccrual loans are nonaccruing restructured loans totaling $99.1 million, $105.9 million and $98.8 million at 6/30/2019, 3/31/2019 and 6/30/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(p)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million and $1.9 million as of 3/31/2019 and 6/30/2018, respectively.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonaccrual loans (o)	$209,831	$204,831	$187,295	$201,646	$241,681
Restructured loans - still accruing	101,250	117,578	139,042	162,189	152,507
Total nonperforming loans	311,081	322,409	326,337	363,835	394,188
ORE and foreclosed assets	27,520	27,148	26,270	27,475	22,342
Total nonperforming assets	$338,601	$349,557	$352,607	$391,310	$416,530
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.68%	1.74%	1.76%	2.00%	2.15%
Accruing loans 90 days past due (p)	$6,493	$20,308	$5,589	$24,460	$7,941
Accruing loans 90 days past due as a percent of loans	0.03%	0.10%	0.03%	0.13%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.71%	1.84%	1.79%	2.12%	2.19%
Allowance for loan losses	$195,625	$194,688	$194,514	$214,550	$214,530
Allowance for loan losses as a percentage of period-end loans	0.97%	0.97%	0.97%	1.10%	1.11%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	61.60%	56.81%	58.60%	55.25%	53.35%
Provision for loan losses	8,088	18,043	8,100	6,872	$8,891
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$4,286	$14,398	$24,253	$3,205	$1,749
Residential mortgage loans	(71)	244	(296)	(1,055)	(290)
Consumer loans	2,936	3,227	4,179	4,702	3,615
Total net charge-offs	$7,151	$17,869	$28,136	$6,852	$5,074
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.11%	0.39%	0.65%	0.09%	0.05%
Residential mortgage loans	(0.01)%	0.03%	(0.04)%	(0.15)%	(0.04)%
Consumer loans	0.56%	0.62%	0.78%	0.89%	0.70%
Total net charge-offs as a percentage of average loans	0.14%	0.36%	0.56%	0.14%	0.11%
AVERAGE LOANS
Commercial & real estate loans	$15,081,911	$15,062,135	$14,794,875	$14,542,281	$14,380,941
Residential mortgage loans	2,969,746	2,942,396	2,888,261	2,816,151	2,754,292
Consumer loans	2,098,447	2,122,417	2,134,593	2,106,207	2,058,001
Total average loans	$20,150,104	$20,126,948	$19,817,729	$19,464,639	$19,193,234

(o)   Included in nonaccrual loans are nonaccruing restructured loans totaling $99.1 million, $105.9 million, $85.5 million, $92.7 million and $98.8 million at 6/30/2019, 3/31/2019, 12/31/2018, 9/30/2018 and 6/30/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(p)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million, $8.7 million, $6.1 million and $1.9 million as of 3/31/2019, 12/31/2018, 9/30/2018 and 6/30/2018, respectively.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Six Months Ended
(in thousands)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Net interest income	$219,868	$219,254	$217,433	$214,194	$211,547	$439,122	$417,211
Noninterest income	79,250	70,503	74,538	75,518	68,832	149,753	135,084
Total revenue	$299,118	$289,757	$291,971	$289,712	$280,379	$588,875	$552,295
Taxable equivalent adjustment (q)	3,718	3,824	4,038	4,095	4,081	7,542	8,044
Nonoperating revenue	—	—	(604)	—	—	—	1,145
Operating revenue (TE)	$302,836	$293,581	$295,405	$293,807	$284,460	$596,417	$561,484
Noninterest expense	(183,567)	(175,700)	(179,366)	(181,187)	(184,402)	(359,267)	(355,193)
Nonoperating expense	—	—	2,458	4,827	15,805	—	21,658
Operating pre-provision net revenue (TE)	$119,269	$117,881	$118,497	$117,447	$115,863	$237,150	$227,949

OPERATING EARNINGS PER SHARE - DILUTED

	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Net Income	$88,277	$79,164	$96,240	$83,878	$71,177	$167,441	$143,652
Net income allocated to participating securities	(1,502)	(1,337)	(1,691)	(1,544)	(1,328)	(2,839)	(2,694)
Net income available to common shareholders	86,775	77,827	94,549	82,334	69,849	164,602	140,958
Nonoperating items, net of income tax	—	7,966	1,465	3,813	12,486	7,966	18,268
Nonoperating items allocated to participating securities	—	(134)	(26)	(71)	(233)	(134)	(342)
Operating earnings available to common shareholders	$86,775	$85,659	$95,988	$86,076	$82,102	$172,434	$158,884
Weighted average common shares - diluted	85,835	85,800	85,677	85,539	85,483	85,810	85,451
Earnings per share - diluted	$1.01	$0.91	$1.10	$0.96	$0.82	$1.92	$1.65
Operating earnings per share - diluted	$1.01	$1.00	$1.12	$1.01	$0.96	$2.01	$1.86

(q)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.